Item 77 Q1(b)

Information regarding the investment strategy changes for the Roxbury All Cap Fund is incorporated by reference to a Supplement dated September 17, 2008 to the Fund's
Prospectus dated November 1, 2007 as filed with the Securities and Exchange Commission ("SEC") on September 17, 2008 (Accession No. 0000935069-08-002295) and Post-Effective
Amendment No. 4 to the Registrant's Registration Statement filed with the SEC on October 23, 2008 (Accession No. 0000935069-08-002513), respectively.